Exhibit 99.1

Visa Inc. Posts Strong Fiscal Fourth Quarter and Full-Year 2008 Earnings Results on Higher Global Volumes and Strength of U.S. Debit

•	Adjusted quarterly net income of $448 million or $0.58 per diluted Class A common share

•	Adjusted full-year 2008 net income of $1.7 billion or $2.25 per diluted Class A common share

•

Inclusive of FAS 5 litigation reserves of $1.1 billion covered under the Company’s Retrospective Responsibility Plan, GAAP quarterly net loss of $356 million or $(0.45) per diluted Class A common share

•	Inclusive of FAS 5 litigation reserves, full-year 2008 GAAP net income of $804 million or $0.96 per diluted Class A common share

•	Fiscal fourth quarter payments volume growth of 15% over the prior year to $699 billion

•	Full-year 2008 payments volume growth of 17% over the prior year to $2.7 trillion

SAN FRANCISCO, CA, October 29, 2008 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal fourth quarter and full-year 2008. For the fourth quarter ending September 30, 2008, on an adjusted basis (reflective of a normalized tax rate and excluding certain litigation reserves, restructuring charges and purchase amortization), net income for the quarter was $448 million, or $0.58 per diluted Class A common share. Adjusted diluted Class A common shares outstanding were 776 million. The Company’s adjusted net income and adjusted diluted net income per Class A common share are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables.

On a GAAP basis, the Company reported a net loss of $356 million, or $(0.45) per diluted Class A common share, inclusive of a FAS 5 litigation reserve of approximately $1.1 billion related to the previously announced settlement of the Discover litigation. Since this litigation is covered by the Company’s Retrospective Responsibility Plan, responsibility for the settlement is allocated to the Company’s U.S. financial institution holders via an escrow account and other mechanisms previously established under the Plan.

Net operating revenue in the fiscal fourth quarter of 2008 was $1.7 billion, driven by strong contributions from service fees, data processing fees, and international transaction fees. Payments volume and processed transactions remained strong across all regions worldwide.

“Visa capped an historic fiscal 2008 with a strong fourth quarter. Despite increasing economic turbulence worldwide, Visa posted strong revenue and earnings gains while diligently taking steps to capitalize on the continuing secular trend toward electronic payments,” said Joe Saunders. “Although no company is immune to the challenges of this economic environment, we believe Visa’s network business model, the continuing secular shift to electronic payments and diversity across both products and geographies offer a degree of resilience to our organization.”

“Visa’s evolution from our credit roots into a multi-product payments company continues to benefit our business. Debit – which now represents more than 53% of Visa’s payments transactions worldwide – is particularly important to our results in the current environment, as that product is rooted in ‘everyday spend’ behavior which has proven to be less susceptible to economic fluctuations and continues to grow.”

“We remain intensely focused on helping our financial institution and retail clients through this difficult period, providing them with products and services that build deeper cardholder relationships and boost their own bottom line,” added Saunders.

Fiscal Fourth Quarter 2008 Financial Highlights:

Visa Inc.’s operational performance highlights for the fiscal fourth quarter, as measured by June 30, 2008 statistical data, include:

•	Payments volume grew 15% over the prior year to $699 billion;

•	Total volume, inclusive of cash volume was $1.1 trillion, an increase of 19% over the prior year;

•	Total cards carrying the Visa brands rose over 12% worldwide over the prior year to 1.6 billion; and

•	Total payment transactions increased by 14% over the prior year to 11.5 billion.

Total processed transactions, which represent fiscal fourth quarter transactions processed by VisaNet, were 9.6 billion, an 11% increase over the prior year.

For the fiscal fourth quarter 2008, service fees were $788 million, up 8% over the prior year on a pro forma basis, and are recognized based on payment volume in the prior quarter. All other fee categories are recognized based on current quarter activity and are compared on a pro forma basis. Data processing fees rose 18% over the prior year on a pro forma basis to $548 million. International transaction fees, which are driven by cross-border payments volume, grew 45% over the prior year on a pro forma basis to $512 million, as we continued to benefit from higher multi-currency payments volumes across all regions during the fiscal fourth quarter. Other revenue, which includes the Visa Europe licensing fee, was $160 million, up 20% over the prior year on a pro forma basis. Volume and support incentives, which are a contra revenue item, were $299 million.

Adjusted operating expenses were $943 million for the fiscal fourth quarter, a 20% decrease from the prior year on a pro forma basis. Operating expenses on a GAAP basis were $2.2 billion for the fiscal fourth quarter, a 44% decrease from the prior year on a pro forma basis.

Cash, cash equivalents, restricted cash, and available-for-sale investment securities were $7.5 billion at September 30, 2008. This amount does not include short-term investments of approximately $953 million which are classified as short-term other assets.

Fiscal Year 2008 Results:

On an adjusted basis (reflective of a normalized tax rate and excluding litigation reserves, restructuring charges and purchase amortization), net income for the full-year ended September 30, 2008, was $1.7 billion, or $2.25 per diluted Class A common share. Adjusted diluted Class A common shares outstanding were 776 million.

Reported GAAP net income of $804 million, or $0.96 per diluted Class A common share, inclusive of a FAS 5 litigation reserve of $1.4 billion, which is covered under the Company’s Retrospective Responsibility Plan.

Net operating revenue for the full-year was $6.3 billion, an increase of 21% over the prior year on a pro forma basis. Currency fluctuations contributed 2% of the increase in net operating revenues for the full-year.

Adjusted operating expenses were $3.4 billion for the full-year, a 4% decrease from the prior year on a pro forma basis. Operating expenses on a GAAP basis were $5.0 billion for the full-year, a 20% decrease from the prior year on a pro forma basis.

Visa’s GAAP effective tax rate was 40% for the twelve months ended September 30, 2008.

Management believes the presentation of adjusted operating income, adjusted operating expenses and adjusted net income provides a clearer understanding of the one-time items related to the Company’s reorganization and initial public offering. These measures also adjust for expenses related to covered litigation that will be funded by the litigation escrow account through the Retrospective Responsibility Plan and a $19 million and $51 million after-tax charge taken in the fourth quarter and full-year 2008 related to non-recurring legacy litigation items that were not funded by the litigation escrow account. These items have a significant impact on our financial results but are either non-recurring or have no operating cash impact. Recognizing that we have a very complex equity structure incorporating multiple classes and series of common stock, the Company has also presented adjusted diluted Class A earnings per share calculated based on adjusted net income and the adjusted diluted weighted average number of shares outstanding in the periods presented.

Subsequent Events:

On October 10, 2008, as planned, the Company completed the redemption of 79,748,857 shares of its Class C (Series II) Common Stock and 35,263,585 shares of its Class C (Series III) Common Stock held by Visa Europe Limited. The net cash amount that the Company paid to Visa Europe Limited in connection with the redemption of all its outstanding shares of Class C (Series II) Common Stock and 35,263,585 shares of its Class C (Series III) Common Stock was $2.65 billion. As planned, the Company used a portion of the net proceeds from its March 2008 initial public offering to fund these redemptions. In addition, immediately after the completion of the partial redemption of the Class C (Series III) Common Stock, each outstanding share of Class C (Series III) Common Stock and Class C (Series IV) Common Stock automatically and without further action converted into one share of Class C (Series I) Common Stock.

Financial Outlook:

Visa Inc. clarifies its financial outlook for the following metrics through 2010 with the caveat that revenue growth may be somewhat challenged in 2010 given the current economic environment in the U.S. and around the globe:

•	Annual net revenue growth at the lower end of the 11% to 15% range;

•	Annual adjusted operating margin in the mid-to-high 40% range;

•	Annual adjusted diluted Class A common earnings per share growth of 20% or greater;

•	Annual free cash flow in excess of $1 billion; and

•	Capital expenditures in the range of $300 to $350 million in 2009 and representing 3 to 4% of gross revenues in 2010.

This outlook reflects an assumed 40% percent GAAP tax rate for fiscal year 2009. The Company’s intent is to reduce this rate to a level around 35-36% over the next four years.

Fiscal Fourth Quarter and Full-Year 2008 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. EDT (2:00 p.m. PDT) today to discuss the financial results and business highlights.

All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days.

Investor information, including supplemental financial information, is available on Visa Inc’s Investor Relations website at http://investor.visa.com

###

About Visa Inc.

Visa Inc. operates the world’s largest retail electronic payments network providing processing services and payment product platforms. This includes consumer credit, debit, prepaid and commercial payments, which are offered under the Visa, Visa Electron, Interlink and PLUS brands. Visa enjoys unsurpassed acceptance around the world, and Visa/PLUS is one of the world’s largest global ATM networks, offering cash access in local currency in more than 170 countries. For more information, visit www.corporate.visa.com.

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These statements can be identified by the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will” and similar expressions which are intended to identify forward-looking statements. In addition, any underlying assumptions are forward-looking statements. Such forward-looking statements include but are not limited to statements regarding certain of Visa’s goals and expectations with respect to adjusted earnings per share, revenue, adjusted operating margin, and free cash flow, and the growth rate in those items, as well as other measures of economic performance.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors, including all the risks discussed under the heading “Risk Factors” in our Prospectus dated March 18, 2008, filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(4) on March 19, 2008. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Unless required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 415-932-2213, ir@visa.com

Media Relations: Paul Cohen or Sandra Chu, 415-932-2564, globalmedia@visa.com

Visa Inc.

Selected Consolidated Statements of Operations

(unaudited)

	For the three months ended September 30,		For the twelve months ended September 30,
	2008	2007 Pro forma	2008	2007 Pro forma
	(in millions except per share data)
Operating Revenues
Service fees	$788	$730	$3,061	$2,582
Data processing fees	548	463	2,073	1,659
International transaction fees	512	354	1,721	1,193
Other revenues	160	133	569	473
Volume and support incentives	(299)	(216)	(1,161)	(714)

Total operating revenues	1,709	1,464	6,263	5,193

Operating Expenses
Personnel	317	324	1,199	1,159
Network, EDP and communications	94	84	339	308
Advertising, marketing and promotion	320	444	1,016	1,075
Professional and consulting fees	136	156	438	552
Depreciation and amortization	59	64	237	228
Administrative and other	98	101	332	334
Litigation provision	1,128	2,638	1,470	2,653

Total operating expenses	2,152	3,811	5,031	6,309

Operating (loss) income	(443)	(2,347)	1,232	(1,116)

Other Income (Expense)
Equity in earnings of unconsolidated affiliates	—	—	1	—
Interest expense	(27)	(24)	(143)	(96)
Investment income, net	39	65	211	197
Other	—	—	35	8

Total other income	12	41	104	109

(Loss) income before income taxes	(431)	(2,306)	1,336	(1,007)
Income tax (benefit) expense	(75)	(651)	532	(146)

Net (loss) income	$(356)	$(1,655)	$804	$(861)

Basic net (loss) income per share(1)
Class A common stock	$(0.45)		$0.96

Class B common stock	$(0.32)		$0.85

Class C (series I) common stock	$(0.45)		$0.96

Class C (series II) common stock	$0.12		$0.79

Class C (series III and IV) common stock	$(0.45)		$0.96

Basic weighted average shares outstanding, in thousands(1)
Class A common stock	446,600		239,163

Class B common stock	245,513		333,190

Class C (series I) common stock	124,212		190,516

Class C (series II) common stock	79,749		55,668

Class C (series III and IV) common stock	27,499		43,878

Diluted net (loss) income per share(1)
Class A common stock	$(0.45)		$0.96

Class B common stock	$(0.32)		$0.85

Class C (series I) common stock	$(0.45)		$0.96

Class C (series II) common stock	$0.12		$0.79

Class C (series III and IV) common stock	$(0.45)		$0.96

Diluted weighted average shares outstanding, in thousands(1)
Class A common stock	773,679		769,195

Class B common stock	245,513		333,190

Class C (series I) common stock	124,212		190,518

Class C (series II) common stock	79,749		55,668

Class C (series III and IV) common stock	27,499		43,878

(1)	There is no comparable earnings per share measure for 2007 as we were a non-stock company.

Visa Inc.

Selected Consolidated Balance Sheets

(unaudited)

	September 30, 2008	October 1, 2007
	(in millions)
Assets
Cash and cash equivalents	$4,979	$1,278
Restricted cash - litigation escrow	1,298	—
Investment securities, available-for-sale	355	842
Settlement receivable	1,131	587
Accounts receivable	342	318
Customer collateral	679	389
Current portion of volume and support incentives	256	135
Current portion of deferred tax assets	944	771
Prepaid and other current assets	1,190	381

Total current assets	11,174	4,701

Restricted cash - litigation escrow	630	—
Investment securities, available-for-sale	244	743
Volume and support incentives	123	72
Property, equipment and technology, net	1,080	906
Other assets	634	625
Intangible assets	10,883	10,883
Goodwill	10,213	9,139

Total assets	$34,981	$27,069

Liabilities
Accounts payable	$159	$164
Settlement payable	1,095	644
Customer collateral	679	389
Accrued compensation and benefits	420	479
Volume and support incentives	249	294
Accrued liabilities	306	496
Current portion of long-term debt	51	84
Current portion of accrued litigation	2,698	2,236

Redeemable class C (series III) common stock, 35,263,585 shares outstanding at September 30, 2008	1,508	—

Total current liabilities	7,165	4,786

Long-term debt	55	40
Accrued litigation	1,060	1,446
Deferred tax liabilities	3,811	3,758
Other liabilities	613	754

Total liabilities	12,704	10,784

Temporary Equity
Class C (series II) common stock, $0.0001 par value, 218,582,801 shares authorized, 79,748,857 shares issued and outstanding at September 30, 2008, net of subscription receivable	1,136	—

Total temporary equity	1,136	—

Stockholders’ Equity
Preferred stock, $0.0001 par value, 25,000,000 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622,245,209 shares authorized, 447,746,261 issued and outstanding	—	—
Class B common stock, $0.0001 par value, 622,245,209 shares authorized, 245,513,385 issued and outstanding	—	—
Class C (series I) common stock, $0.0001 par value, 813,582,801 shares authorized, 124,622,548 issued and 124,097,105 outstanding	—	—
Class C (series III) common stock, $0.0001 par value, 64,000,000 shares authorized, 26,949,616 issued and outstanding	—	—
Class C (series IV) common stock, $0.0001 par value, 1,000,000 shares authorized, 549,587 issued and outstanding	—	—
Additional paid-in capital	21,060	16,785
Class C (series I) treasury stock, 525,443 shares	(35)	—
Accumulated income (deficit)	186	(500)
Accumulated other comprehensive loss, net	(70)	—

Total stockholders’ equity and accumulated net income (deficit)	21,141	16,285

Total liabilities, temporary equity, and stockholders’ equity	$34,981	$27,069

Visa Inc.

Consolidated Statements Of Cash Flows

(unaudited)

	For the Twelve Months Ended September 30,
	2008	2007(1)
	(in millions)
Operating Activities
Net income (loss)	$804	$(1,076)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and technology	237	126
Amortization of intangibles, investments, debt issuance cost, and accretion of member deposits	—	11
Share-based compensation	74	—
Fair value adjustment for liability under the framework agreement	(35)	—
Interest earned on litigation escrow, net of tax	(13)	—
Net recognized loss (gain) on investment securities, including other-than-temporary impairment	34	(4)
Asset impairment	34	—
Loss on disposal of property, equipment and technology	—	2
Minority interest	—	5
Amortization of volume and support incentives	1,161	489
Accrued litigation and accretion	1,601	2,913
Equity in earnings of unconsolidated affiliates	(1)	(40)
Deferred income taxes	(27)	(874)
Change in operating assets and liabilities:
Accounts receivable	(24)	(29)
Settlement receivable	(543)	32
Volume and support incentives	(1,378)	(507)
Other assets	(158)	(172)
Accounts payable	(10)	(20)
Settlement payable	451	(39)
Accrued compensation and benefits	(115)	65
Accrued and other liabilities	(33)	(3)
Accrued litigation	(1,525)	(231)
Member deposits	(3)	(143)

Net cash provided by operating activities	531	505

Investing Activities
Investment securities, available-for-sale:
Purchases	(1,509)	(3,070)
Proceeds from sales and maturities	2,458	2,769
Reclassification of money market investment	(983)	—
Cash acquired through reorganization	1,002	—
Contributions to joint ventures	—	(3)
Purchases of/contributions to other investments	(25)	—
Distributions from other investments	22	1
Purchases of property, equipment and technology	(415)	(160)
Proceeds from sale of property, equipment and technology	4	—

Net cash provided by (used in) investing activities	554	(463)

Financing Activities
Proceeds from short-term borrowing	2	—
Payments on short-term borrowing	(2)	—
Proceeds from sale of common stock, net of issuance costs of $550	19,100	—
Funding of litigation escrow account - Retrospective Responsibility Plan	(3,000)	—
Funding from litigation escrow account - Retrospective Responsibility Plan	1,085	—
Funding of tax escrow account for income tax withheld on stock proceeds	(116)	—
Funding from tax escrow account	116	—
Payment for redemption of stock	(13,446)	—
Dividends paid	(93)
Principal payments on debt	(18)	(33)
Principal payments on capital lease obligations	(4)	(4)

Net cash provided by (used in) financing activities	3,624	(37)

Effect of exchange rate changes on cash and cash equivalents	(5)	—

Increase in cash and cash equivalents	4,704	5
Cash and cash equivalents at beginning of year	275	270

Cash and cash equivalents at end of year	$4,979	$275

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$678	$413
Amounts included in accounts payable and accrued and other liabilities related to purchases of property, equipment and technology	$32	$6
Interest payments on debt	$8	$4
Common stock issued in reorganization	$17,935	—

(1)	Historical balances for periods prior to October 1, 2007 represent balances for Visa U.S.A. Inc., deemed the accounting acquirer in the business combination.

Pro Forma Fiscal 2007 Quarterly Results of Operations

US$ in millions

	Pro Forma Fiscal 2007 Quarter Ended(1)
	December 31, 2006	March 31, 2007	June 30, 2007(2)	September 30, 2007(2)	Pro Forma Fiscal 2007(1)(2)
Operating Revenues
Service fees	$577	$614	$661	$730	$2,582
Data processing fees	377	370	449	463	1,659
International transaction fees	247	281	311	354	1,193
Other revenues	108	113	119	133	473
Volume and support incentives	(136)	(187)	(175)	(216)	(714)

Total operating revenues	1,173	1,191	1,365	1,464	5,193

Operating Expenses
Personnel	273	269	293	324	1,159
Network, EDP and communications	68	69	87	84	308
Advertising, marketing and promotion	205	182	244	444	1,075
Professional and consulting fees	101	136	159	156	552
Depreciation and amortization	55	54	55	64	228
Administrative and other	76	74	83	101	334
Litigation provision	2	13	—	2,638	2,653

Total operating expenses	780	797	921	3,811	6,309

Operating income (loss)	393	394	444	(2,347)	(1,116)

Other Income (Expense)
Interest expense	(23)	(24)	(25)	(24)	(96)
Investment income, net	40	36	56	65	197
Other	—	—	8	—	8

Total other income	17	12	39	41	109

Income (loss) before income taxes	410	406	483	(2,306)	(1,007)
Income tax expense/(benefit)	161	160	184	(651)	(146)

Net income (loss)	$249	$246	$299	$(1,655)	$(861)

(1)	Visa Inc. had no operations prior to the reorganization on October 1, 2007. In order to provide insight into our operating results, the pro forma results of operations for the prior periods have been prepared for comparative purposes assuming that the reorganization had occurred on October 1, 2006. These pro forma statements of operations have been prepared in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.”
(2)	Certain immaterial reclassifications were made to the quarter ended June 30 and September 30, 2007 pro forma financial statements to conform to the current presentation.

Reconciliation of Non-GAAP Adjusted Operating Income and Net Income

US$ in millions

	For the Three Months Ended September 30, 2008	For the Twelve Months Ended September 30, 2008	Pro Forma For the Three Months ended September 30, 2007	Pro Forma For the Twelve Months ended September 30, 2007
Net (loss) income (as reported)	$(356)	$804	$(1,655)	$(861)
Addback: Income tax (benefit) expense (as reported)	(75)	532	(651)	(146)

Net (loss) income before taxes (as reported)	$(431)	$1,336	$(2,306)	$(1,007)

Adjustments:
Litigation reserve(1)	1,122	1,457	2,576	2,576
Restructuring(2)	70	140	46	145
Asset step-up amortization(3)	17	68	17	68

Adjustments to operating income	1,209	1,665	2,639	2,789

Interest accretion on American Express settlement(4)	11	68	—	—
Investment income on Litigation Escrow and EU proceeds(5)	(30)	(70)	—	—
Underwater contract (LIBOR adjustment)(6)	—	(35)	—	—

Adjustments to non-operating income	(19)	(37)	—	—

Total adjustments	1,190	1,628	2,639	2,789

Adjusted net income before tax	759	2,964	333	1,782
Adjusted income tax expense(7)	(311)	(1,215)	(137)	(731)

Adjusted net income	$448	$1,749	$196	$1,051

Operating (loss) income (as reported)	$(443)	$1,232	$(2,347)	$(1,116)
Addback: Adjustments to operating (loss) income	1,209	1,665	2,639	2,789

Adjusted operating income	$766	$2,897	$292	$1,673

Operating revenues (as reported)	$1,709	$6,263	$1,464	$5,193
Adjusted operating margin	45%	46%	20%	32%

Total operating expenses (as reported)	$2,152	$5,031	$3,811	$6,309
Less: Adjustments to operating expenses	(1,209)	(1,665)	(2,639)	(2,789)

Adjusted operating expenses	$943	$3,366	$1,172	$3,520

(1)	Litigation expense primarily related to covered litigation. Settlements of, or judgments in, covered litigation will be paid from the litigation escrow account. There is $30 million and $80 million of non-recurring legacy litigation expense for the quarter and year ended September 30, 2008, respectively, that management believes is not indicative of Visa’s future anticipated expenses. This expense is not covered under the Retrospective Responsibility Plan and will not be paid from the litigation escrow account.
(2)	Restructuring costs, primarily severance in fiscal 2008, associated with workforce consolidation and elimination of overlapping functions.
(3)	Non-cash amortization and depreciation of the incremental basis in technology and building assets acquired in the reorganization.
(4)	Non-cash interest expense recorded on future payments to be made under the settlement agreement with American Express. These payments will be paid from the litigation escrow account.
(5)	Investment income earned during the period on all IPO proceeds held, including amounts held in the litigation escrow and amounts the Company intends to use in October 2008 to redeem all class C (series II) common stock and a portion of the class C (series III) common stock held by Visa Europe.
(6)	Other expense (income) recorded in the periods presented as a result of changes in the Company's estimated liability under the Framework Agreement, which governs its relationship with Visa Europe. The changes were primarily due to movement in the LIBOR rates in the periods presented. This liability will not continue after the October 2008 redemptions described above.
(7)	Reflects a normalized tax rate of 41%.

Reconciliation of Non-GAAP Adjusted Operating Expenses

US$ in millions

	For the Three Months Ended September 30, 2008				Pro Forma For the Three Months Ended September 30, 2007
	Actual	Adjustments		As Adjusted	Actual	Adjustments		As Adjusted
Personnel	$317	$(64	)(2)	$253	$324	$(13	)(2)	$311
Network, EDP and communications	94	(1	)(2)	93	84	—		84
Advertising, marketing and promotions	320	—		320	444	—		444
Professional and consulting fees	136	(1	)(2)	135	156	(32	)(2)	124
Depreciation and amortization	59	(17	)(3)	42	64	(17	)(3)	47
Administrative and other	98	(4	)(2)	94	101	(1	)(2)	100
Litigation provision	1,128	(1,122	)(1)	6	2,638	(2,576	)(1)	62

Total operating expenses	$2,152	$(1,209)		$943	$3,811	$(2,639)		$1,172

	For the Twelve Months Ended September 30, 2008				Pro Forma For the Twelve Months Ended September 30, 2007
	Actual	Adjustments		As Adjusted	Actual	Adjustments		As Adjusted
Personnel	$1,199	$(121	)(2)	$1,078	$1,159	$(13	)(2)	$1,146
Network, EDP and communications	339	(1	)(2)	338	308	—		308
Advertising, marketing and promotions	1,016	—		1,016	1,075	—		1,075
Professional and consulting fees	438	(14	)(2)	424	552	(127	)(2)	425
Depreciation and amortization	237	(68	)(3)	169	228	(68	)(3)	160
Administrative and other	332	(4	)(2)	328	334	(5	)(2)	329
Litigation provision	1,470	(1,457	)(1)	13	2,653	(2,576	)(1)	77

Total operating expenses	$5,031	$(1,665)		$3,366	$6,309	$(2,789)		$3,520

(1)	Litigation reserve
(2)	Restructuring
(3)	Asset step-up amortization

Reconciliation of Non-GAAP Adjusted Non-operating Income (Expenses)

US$ in millions

	For the Three Months Ended September 30, 2008				Pro Forma For the Three Months Ended September 30, 2007
	Actual	Adjustments		As Adjusted	Actual	Adjustments	As Adjusted
Equity in earnings of unconsolidated affiliates	$—	—		$—	$—	—	$—
Interest expense	(27)	11	(1)	(16)	(24)	—	(24)
Investment income, net	39	(30	)(2)	9	65	—	65
Other	—	—		—	—	—	—

Total other income (expenses)	$12	(19)		$(7)	$41	—	$41

	For the Twelve Months Ended September 30, 2008				Pro Forma For the Twelve Months Ended September 30, 2007
	Actual	Adjustments		As Adjusted	Actual	Adjustments	As Adjusted
Equity in earnings of unconsolidated affiliates	$1	—		$1	$—	—	$—
Interest expense	(143)	68	(1)	(75)	(96)	—	(96)
Investment income, net	211	(70	)(2)	141	197	—	197
Other	35	(35	)(3)	—	8	—	8

Total other income (expenses)	$104	(37)		$67	$109	—	$109

(1)	Interest accretion on American Express Settlement
(2)	Investment income on Litigation Escrow and EU proceeds
(3)	Underwater contract (LIBOR adjustment)

Reconciliation of Non-GAAP Weighted Average Class A Common Stock Outstanding Used in the Calculation of Adjusted Diluted Class A Earnings Per Share

US$ in millions

	For the Three Months Ended September 30, 2008	For the Twelve Months Ended September 30, 2008
Weighted Average Shares Outstanding - GAAP	774	769
Class A Shares(1)	—	206
Class B Shares(2)	—	(119)
Class C Shares(3)	—	(83)
Class A Share Equivalents(4)	2	3

Share Adjustments	2	7

Adjusted Weighted Average Shares Outstanding - Non GAAP	776	776

(1)	For the twelve months ended September 30, 2008, for GAAP purposes, the number of class A common shares outstanding is weighted to reflect the issuance of 446,600,000 shares at the IPO date of March 19, 2008. In the calculation of the adjusted weighted average shares outstanding, these shares are assumed to have been issued at October 1, 2007 for the twelve months ended September 30, 2008.
(2)	For the twelve months ended September 30, 2008, for GAAP purposes, the number of class B common shares outstanding is weighted to reflect the redemption of 154,738,487 shares on March 28, 2008 and the reduction of the conversion ratio applicable to remaining shares outstanding to 0.71 to 1. In the calculation of the adjusted weighted average shares outstanding, these shares are weighted to assume that the redemption and reduction in conversion ratio had occurred at October 1, 2007 for the twelve months ended September 30, 2008.
(3)	For the twelve months ended September 30, 2008, for GAAP purposes, the number of class C (series I, II, III & IV) common shares is weighted to reflect the redemption of 159,657,751 shares of class C (series I) common stock on March 28, 2008, and the reclassification of all shares of class C (series II) common stock to temporary equity and 35,263,585 shares of class C (series III) common stock to liabilities on the IPO date of March 19, 2008. Upon reclassification of the class C (series II) and class C (series III) common stock these shares are no longer convertible into shares of class A common stock. In the calculation of adjusted weighted average shares outstanding, these shares are weighted to assume that the redemption and reclassifications occurred at October 1, 2007 for the twelve months ended September 30, 2008.
(4)	For GAAP purposes, the number of class A common shares outstanding is weighted to reflect the assumed issuance of class A common stock underlying stock options, restricted stock and restricted stock units to employees and directors at the IPO date of March 19, 2008 and subsequent periods, by applying the treasury stock method. For the twelve months ended September 30, 2008, in the calculation of adjusted weighted shares outstanding, these shares are assumed to have been issued at October 1, 2007 and were outstanding for the entire period. The share adjustments also reflect the estimated number of stock options, restricted stock and restricted stock units estimated to be outstanding in October 2008 after the redemption of the class C (series II and series III) common shares held by Visa Europe.

Class A Common Stock Adjusted Diluted Earnings Per Share

•

Management believes the presentation of adjusted operating income and adjusted net income provides a clearer understanding of the one-time items related to the Company's reorganization, initial public offering and other non-recurring events. These measures also adjust for expenses related to covered litigation that will be funded by the litigation escrow account and a $19 million after-tax charge in the fourth quarter and a $51 million after-tax charge for the year ended September 30, 2008 related to non-recurring legacy litigation items that will not be funded by the litigation escrow account. These items have a significant impact on our financial results but are either non-recurring or have no operating cash impact.

•

Recognizing that we have a very complex equity structure incorporating multiple classes and series of common stock, the Company has also presented adjusted diluted class A earnings per share calculated below based on adjusted net income and the adjusted weighted average number of shares outstanding in the periods presented. This non-GAAP financial measure has been presented to illustrate our per share results reflecting our capital structure after the redemption of all class C (series II) common stock and a portion of class C (series III) common stock, which the Company redeemed in October 2008. The class C (series II) common stock is classified as temporary equity and the redeemable class C (series III) common stock is classified as a liability on the Company's consolidated balance sheet at September 30, 2008. Management believes this non-GAAP presentation provides the reader with a clearer understanding of our per share results by excluding these shares to be redeemed and allocating adjusted net income only to permanent equity.

	For the Three Months Ended September 30, 2008	For the Twelve Months Ended September 30, 2008
	(in millions, except per share data)
Adjusted net income	$448	$1,749

Adjusted weighted average number of diluted shares outstanding	776	776

Adjusted diluted earnings per share	$0.58	$2.25

Calculation of Free Cash Flow

US$ in millions

For the Twelve Months Ended September 30, 2008
Net income (as reported)	$804

Addback: Depreciation and amortization	237
Equity compensation	74
Cash impact of litigation(1)	1,193

Less: Capital expenditure	(415)
Annual pension contribution	(186)

Total free cash flow	$1,707

(1)	Adjustment represents the net cash impact of all litigation matters, both covered and uncovered, during the fiscal year. This adjustment reflects (i) the cash benefit received resulting from tax deductions taken on actual payments made for both covered and uncovered matters; (ii) the use of cash to make payments for uncovered litigation matters, which will not be funded by the litigation escrow account; (iii) the add back of accretion, net of tax, recorded on all settled claims, both covered and uncovered; and (iv) the add back of litigation provision, net of tax, recorded for covered matters, which will be funded by the litigation escrow account, during the fiscal year.

Operational Performance Data

The tables below provide information regarding the operational results for the 3 months ended June 30, 2008, as well as the prior ten quarterly reporting periods and the years ended December 31, 2005, 2006 and 2007, for cards carrying the Visa, Visa Electron and Interlink brands.

1. Branded Volume and Transactions

The tables present Payments Volume, Cash Volume, Total Volume, the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior periods are provided for volume-based data.

	For the 3 Months Ended June 30, 2008
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	249	24.0%	20.9%	162	22.3%	18.9%	2,032	88	27.3%	24.7%	498	387	472
Canada	51	14.3%	10.3%	45	14.5%	10.4%	383	6	13.0%	9.0%	9	24	31
CEMEA	131	45.8%	40.7%	19	37.8%	38.1%	255	112	47.2%	41.2%	640	159	168
LAC	155	35.4%	22.9%	50	40.3%	27.5%	1,160	105	33.2%	20.8%	754	303	328
US	526	8.8%	8.8%	423	9.8%	9.8%	7,658	103	4.9%	4.9%	736	469	646

Visa Inc.	1,112	19.2%	16.5%	699	15.2%	13.6%	11,487	414	26.4%	21.6%	2,637	1,342	1,645

Visa Credit Programs
US	246	4.7%	4.7%	213	5.0%	5.0%	2,334	34	2.9%	2.9%	29	262	335
Rest of World	278	21.7%	17.9%	238	22.6%	18.3%	2,969	40	16.4%	15.3%	146	404	464

Visa Inc.	524	13.1%	11.3%	450	13.6%	11.6%	5,303	74	9.8%	9.3%	175	665	798

Visa Debit Programs
US	280	12.7%	12.7%	210	15.1%	15.1%	5,325	69	5.9%	5.9%	706	207	311
Rest of World	308	39.2%	30.7%	38	40.2%	31.8%	860	270	39.0%	30.6%	1,756	469	535

Visa Inc.	588	25.2%	21.5%	248	18.3%	17.4%	6,185	340	30.7%	24.7%	2,462	677	847

	For the 3 Months Ended March 31, 2008
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	245	29.4%	21.2%	159	26.5%	18.1%	1,913	85	35.2%	27.4%	458	376	457
Canada	47	30.9%	10.0%	41	30.5%	9.7%	337	6	33.8%	12.5%	9	24	31
CEMEA	114	40.8%	36.6%	17	40.4%	38.9%	236	96	40.9%	36.2%	584	148	156
LAC	143	37.8%	21.8%	46	47.5%	30.1%	1,123	97	33.7%	18.2%	719	288	312
US	488	10.9%	10.9%	388	12.0%	12.0%	7,077	100	6.6%	6.6%	691	457	665

Visa Inc.	1,036	22.0%	17.1%	652	19.1%	15.1%	10,686	384	27.2%	20.6%	2,462	1,292	1,621

Visa Credit Programs
US	231	8.0%	8.0%	195	8.1%	8.1%	2,167	36	7.5%	7.5%	30	260	368
Rest of World	268	28.5%	17.9%	229	29.5%	18.2%	2,798	39	23.0%	16.1%	134	387	446

Visa Inc.	499	18.1%	13.1%	424	18.7%	13.3%	4,964	75	15.0%	11.8%	164	647	814

Visa Debit Programs
US	257	13.6%	13.6%	193	16.3%	16.3%	4,910	64	6.2%	6.2%	661	197	297
Rest of World	280	39.6%	28.7%	35	44.1%	31.7%	812	245	38.9%	28.3%	1,636	448	510

Visa Inc.	537	25.8%	21.0%	228	19.9%	18.4%	5,722	309	30.6%	23.0%	2,297	645	807

Operational Performance Data	June 30, 2008

	For the 3 Months Ended December 31, 2007
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	241	28.4%	23.0%	158	24.3%	19.6%	1,931	83	36.9%	29.9%	452	368	446
Canada	51	29.3%	13.6%	45	28.5%	12.8%	382	6	36.5%	19.9%	9	23	31
CEMEA	115	43.8%	38.9%	18	44.1%	40.1%	235	97	43.8%	38.7%	590	139	147
LAC	145	33.3%	21.3%	47	44.1%	30.5%	1,132	99	28.8%	17.4%	757	284	307
US	514	11.4%	11.4%	413	12.4%	12.4%	7,412	102	7.8%	7.8%	716	457	661

Visa Inc.	1,067	21.5%	17.9%	680	18.5%	15.7%	11,092	387	27.3%	21.8%	2,524	1,270	1,592

Visa Credit Programs
US	253	9.1%	9.1%	218	9.7%	9.7%	2,462	36	5.9%	5.9%	33	259	365
Rest of World	272	26.7%	19.5%	232	27.3%	19.7%	2,863	40	23.2%	18.5%	136	372	431

Visa Inc.	525	17.6%	14.3%	450	18.1%	14.6%	5,325	75	14.4%	12.2%	169	630	796

Visa Debit Programs
US	261	13.7%	13.7%	195	15.5%	15.5%	4,950	66	8.8%	8.8%	683	198	297
Rest of World	281	39.1%	29.8%	36	43.5%	32.9%	817	245	38.5%	29.4%	1,672	442	500

Visa Inc.	542	25.6%	21.5%	231	19.1%	17.9%	5,767	311	30.9%	24.4%	2,355	640	796

	For the 3 Months Ended September 30, 2007
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	215	25.6%	19.6%	140	22.1%	16.8%	1,796	74	32.8%	25.1%	417	348	427
Canada	47	22.7%	12.9%	42	21.4%	11.8%	362	6	33.0%	22.5%	9	23	31
CEMEA	101	43.0%	38.4%	15	39.0%	35.1%	211	85	43.8%	39.0%	545	125	136
LAC	121	26.7%	19.0%	38	38.5%	29.6%	1,004	83	21.9%	14.6%	691	267	289
US	489	9.6%	9.6%	388	10.7%	10.7%	7,032	101	5.6%	5.6%	730	440	642

Visa Inc.	972	18.4%	15.5%	623	15.8%	13.6%	10,404	349	23.3%	19.0%	2,392	1,203	1,526

Visa Credit Programs
US	240	6.7%	6.7%	206	8.5%	8.5%	2,314	35	-2.9%	-2.9%	34	253	358
Rest of World	243	22.5%	16.4%	206	23.6%	17.2%	2,654	37	16.4%	12.0%	128	353	410

Visa Inc.	483	14.1%	11.4%	412	15.6%	12.7%	4,968	71	6.2%	4.2%	162	607	769

Visa Debit Programs
US	249	12.6%	12.6%	182	13.3%	13.3%	4,718	67	10.7%	10.7%	696	187	284
Rest of World	241	36.0%	28.5%	29	39.6%	31.1%	718	211	35.5%	28.2%	1,534	409	473

Visa Inc.	489	23.0%	19.9%	211	16.3%	15.5%	5,436	278	28.6%	23.5%	2,230	596	757

	For the 3 Months Ended June 30, 2007
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	201	20.6%	16.6%	132	19.9%	16.8%	1,708	69	21.9%	16.1%	373	336	412
Canada	45	18.2%	12.0%	40	17.4%	11.3%	352	5	24.5%	18.0%	9	22	30
CEMEA	90	38.7%	37.3%	14	32.4%	32.8%	197	76	39.9%	38.1%	508	121	124
LAC	114	32.4%	18.9%	35	41.8%	27.7%	945	79	28.6%	15.3%	669	257	281
US	483	9.5%	9.5%	385	10.4%	10.4%	6,901	98	6.3%	6.3%	721	418	616

Visa Inc.	933	17.1%	14.6%	606	14.7%	13.2%	10,103	327	21.8%	17.2%	2,280	1,154	1,464

Visa Credit Programs
US	235	6.4%	6.4%	203	8.3%	8.3%	2,251	33	-4.3%	-4.3%	32	245	345
Rest of World	228	19.8%	16.1%	194	21.2%	17.0%	2,519	35	12.6%	11.1%	120	339	394

Visa Inc.	464	12.6%	11.0%	396	14.3%	12.5%	4,770	67	3.7%	3.1%	152	584	739

Visa Debit Programs
US	248	12.6%	12.6%	183	12.7%	12.7%	4,651	65	12.5%	12.5%	689	173	270
Rest of World	222	34.2%	24.9%	27	39.1%	28.9%	682	195	33.5%	24.4%	1,439	397	454

Visa Inc.	470	21.9%	18.3%	210	15.5%	14.6%	5,333	260	27.5%	21.3%	2,128	570	725

Operational Performance Data	June 30, 2008

	For the 3 Months Ended March 31, 2007
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	189	23.1%	18.8%	126	20.8%	17.0%	1,599	63	28.1%	22.6%	382	321	397
Canada	36	10.3%	11.8%	31	9.2%	10.7%	309	4	19.1%	20.7%	9	22	30
CEMEA	81	44.8%	43.8%	12	35.3%	40.6%	183	68	46.6%	44.4%	477	117	122
LAC	104	19.4%	19.6%	31	25.9%	25.4%	904	72	16.8%	17.2%	658	251	271
US	440	9.1%	9.1%	347	8.9%	8.9%	6,259	94	9.8%	9.8%	698	412	607

Visa Inc.	849	16.1%	15.4%	548	12.9%	12.4%	9,254	302	22.3%	21.1%	2,224	1,123	1,426

Visa Credit Programs
US	214	7.8%	7.8%	181	8.0%	8.0%	2,021	33	7.0%	7.0%	30	243	341
Rest of World	208	17.1%	15.4%	177	18.5%	16.6%	2,343	32	9.8%	9.3%	105	322	375

Visa Inc.	423	12.2%	11.6%	357	13.0%	12.3%	4,364	65	8.3%	8.1%	135	565	716

Visa Debit Programs
US	226	10.4%	10.4%	166	10.0%	10.0%	4,238	60	11.4%	11.4%	668	169	266
Rest of World	201	33.4%	30.4%	24	35.3%	32.5%	652	176	33.1%	30.1%	1,421	389	444

Visa Inc.	427	20.1%	19.3%	190	12.7%	12.6%	4,889	237	26.8%	25.0%	2,089	558	710

	For the 3 Months Ended December 31, 2006
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	188	21.9%	15.9%	127	21.1%	15.8%	1,600	61	23.7%	16.0%	381	308	381
Canada	40	11.1%	11.3%	35	10.1%	10.3%	344	4	19.8%	20.0%	9	22	30
CEMEA	80	43.0%	40.4%	12	32.2%	33.9%	175	68	45.1%	41.7%	470	104	112
LAC	109	22.2%	17.5%	33	30.4%	25.3%	911	77	19.0%	14.5%	687	241	262
US	462	8.3%	8.3%	367	8.1%	8.1%	6,554	95	9.2%	9.2%	698	402	600

Visa Inc.	878	15.4%	13.6%	574	12.4%	11.3%	9,583	304	21.4%	18.2%	2,245	1,077	1,384

Visa Credit Programs
US	232	7.7%	7.7%	199	7.7%	7.7%	2,281	34	7.7%	7.7%	32	240	345
Rest of World	214	17.9%	14.1%	182	19.2%	15.4%	2,371	32	11.4%	7.2%	107	314	363

Visa Inc.	447	12.4%	10.8%	381	12.9%	11.4%	4,651	66	9.5%	7.5%	140	554	709

Visa Debit Programs
US	230	8.9%	8.9%	169	8.5%	8.5%	4,274	61	10.0%	10.0%	666	162	255
Rest of World	202	32.0%	26.2%	25	36.0%	30.5%	658	177	31.4%	25.6%	1,440	361	421

Visa Inc.	431	18.6%	16.7%	194	11.4%	11.1%	4,932	238	25.2%	21.4%	2,105	523	676

	For the 3 Months Ended September 30, 2006
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	171	16.8%	15.0%	115	17.5%	16.3%	1,508	56	15.4%	12.3%	360	298	367
Canada	38	17.1%	11.0%	34	16.4%	10.4%	330	4	23.4%	17.0%	9	22	29
CEMEA	70	38.9%	40.0%	11	29.6%	35.1%	157	59	40.8%	41.0%	424	94	104
LAC	95	20.7%	18.1%	27	27.9%	25.0%	810	68	18.0%	15.5%	643	228	248
US	446	11.6%	11.6%	350	11.1%	11.1%	6,229	96	13.6%	13.6%	733	398	599

Visa Inc.	821	15.9%	15.1%	538	13.9%	13.3%	9,035	283	20.0%	18.7%	2,169	1,041	1,347

Visa Credit Programs
US	225	9.6%	9.6%	190	9.0%	9.0%	2,149	36	13.1%	13.1%	34	242	351
Rest of World	198	16.6%	14.4%	167	17.9%	15.8%	2,243	31	10.0%	7.5%	102	297	346

Visa Inc.	423	12.8%	11.9%	356	13.0%	12.2%	4,392	67	11.6%	10.3%	136	539	696

Visa Debit Programs
US	221	13.8%	13.8%	161	13.7%	13.7%	4,080	60	14.0%	14.0%	699	156	249
Rest of World	177	27.4%	25.2%	21	32.2%	30.7%	563	156	26.8%	24.4%	1,334	346	402

Visa Inc.	398	19.5%	18.7%	182	15.6%	15.5%	4,643	216	22.9%	21.5%	2,033	502	651

Operational Performance Data	June 30, 2008

	For the 3 Months Ended June 30, 2006
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	167	17.9%	18.2%	110	15.9%	16.5%	1,416	56	22.0%	21.4%	353	287	354
Canada	38	23.5%	12.3%	34	23.0%	11.8%	322	4	27.4%	15.8%	9	21	28
CEMEA	65	43.5%	43.7%	10	35.5%	37.1%	147	55	45.2%	44.9%	407	86	95
LAC	86	21.4%	20.6%	25	29.3%	27.6%	769	61	18.5%	18.0%	620	219	236
US	441	14.8%	14.8%	349	15.7%	15.7%	6,157	92	11.4%	11.4%	710	390	611

Visa Inc.	797	18.5%	18.0%	528	17.1%	16.6%	8,811	269	21.2%	20.9%	2,098	1,003	1,324

Visa Credit Programs
US	221	11.5%	11.5%	187	12.1%	12.1%	2,091	34	8.3%	8.3%	32	236	344
Rest of World	191	16.7%	15.0%	160	18.4%	16.5%	2,126	31	8.5%	7.5%	97	283	329

Visa Inc.	412	13.8%	13.1%	347	14.9%	14.2%	4,216	65	8.4%	7.9%	129	519	672

Visa Debit Programs
US	220	18.3%	18.3%	162	20.2%	20.2%	4,067	58	13.3%	13.3%	677	153	268
Rest of World	165	32.1%	30.3%	19	33.9%	32.1%	528	146	31.9%	30.0%	1,291	330	384

Visa Inc.	386	23.8%	23.5%	182	21.5%	21.5%	4,595	204	26.0%	25.2%	1,969	484	652

	For the 3 Months Ended March 31, 2006
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	154	12.2%	15.8%	104	11.9%	16.1%	1,302	49	12.7%	15.2%	327	276	341
Canada	32	18.0%	13.5%	29	18.4%	13.8%	282	4	15.4%	10.9%	9	21	27
CEMEA	56	38.8%	42.6%	9	28.8%	32.5%	126	47	41.0%	44.6%	357	82	89
LAC	87	37.6%	21.0%	25	45.7%	28.3%	742	62	34.5%	18.3%	600	204	225
US	403	16.1%	16.1%	318	17.6%	17.6%	5,686	85	11.0%	11.0%	662	383	606

Visa Inc.	732	19.0%	18.2%	485	17.7%	17.8%	8,139	247	21.7%	19.0%	1,955	966	1,288

Visa Credit Programs
US	199	11.7%	11.7%	167	12.7%	12.7%	1,884	31	6.7%	6.7%	30	232	338
Rest of World	178	14.1%	15.0%	149	16.0%	16.7%	1,962	29	5.3%	6.5%	88	273	315

Visa Inc.	376	12.8%	13.3%	316	14.2%	14.6%	3,847	60	6.1%	6.6%	118	505	653

Visa Debit Programs
US	205	20.8%	20.8%	151	23.6%	23.6%	3,801	54	13.6%	13.6%	632	151	268
Rest of World	151	34.8%	27.8%	18	37.2%	30.2%	491	133	34.5%	27.4%	1,205	311	367

Visa Inc.	355	26.4%	23.8%	169	24.9%	24.3%	4,292	187	27.7%	23.4%	1,837	462	635

	For the 3 Months Ended December 31, 2005
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	154	12.9%	15.3%	105	12.0%	14.4%	1,290	49	14.8%	17.3%	329	266	328
Canada	36	17.9%	10.7%	32	17.8%	10.6%	316	4	19.1%	11.8%	9	21	27
CEMEA	56	37.7%	43.7%	9	31.2%	38.8%	127	47	39.1%	44.6%	358	75	83
LAC	89	31.1%	20.1%	25	38.9%	28.3%	758	64	28.3%	17.2%	632	194	214
US	426	16.1%	16.1%	340	17.4%	17.4%	5,982	87	11.3%	11.3%	674	373	584

Visa Inc.	761	18.4%	17.8%	511	17.3%	17.1%	8,474	250	20.7%	19.3%	2,002	929	1,236

Visa Credit Programs
US	215	10.5%	10.5%	184	11.2%	11.2%	2,128	31	6.7%	6.7%	32	228	327
Rest of World	182	13.1%	12.7%	153	15.1%	14.6%	1,991	29	3.5%	3.2%	90	264	304

Visa Inc.	397	11.7%	11.5%	337	12.9%	12.8%	4,119	60	5.1%	4.9%	121	492	631

Visa Debit Programs
US	211	22.3%	22.3%	155	25.6%	25.6%	3,855	55	14.0%	14.0%	642	144	257
Rest of World	153	33.6%	29.5%	18	39.7%	35.2%	500	135	32.8%	28.7%	1,239	293	348

Visa Inc.	364	26.8%	25.4%	174	27.0%	26.7%	4,355	190	26.7%	24.4%	1,881	437	605

Operational Performance Data	June 30, 2008

	For the 12 Months Ended December 31, 2007
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	846	24.6%	19.6%	556	21.9%	17.6%	7,034	289	30.1%	23.5%	1,624	368	446
Canada	179	20.6%	12.6%	158	19.6%	11.7%	1,404	21	28.6%	20.2%	37	23	31
CEMEA	386	42.6%	39.4%	59	38.1%	37.1%	827	327	43.4%	39.8%	2,120	139	147
LAC	484	28.2%	19.8%	152	38.0%	28.4%	3,984	333	24.2%	16.2%	2,775	284	307
US	1,927	9.9%	9.9%	1,532	10.7%	10.7%	27,604	395	7.3%	7.3%	2,864	457	661

Visa Inc.	3,822	18.4%	15.9%	2,457	15.6%	13.8%	40,853	1,365	23.8%	19.8%	9,420	1,270	1,592

Visa Credit Programs
US	943	7.5%	7.5%	807	8.7%	8.7%	9,048	136	1.2%	1.2%	129	259	365
Rest of World	951	21.8%	16.9%	808	22.9%	17.7%	10,379	143	15.7%	12.8%	490	372	431

Visa Inc.	1,894	14.2%	12.1%	1,615	15.4%	13.1%	19,427	279	8.1%	6.9%	619	630	796

Visa Debit Programs
US	984	12.4%	12.4%	725	12.9%	12.9%	18,556	259	10.8%	10.8%	2,735	198	297
Rest of World	944	35.9%	28.4%	117	39.7%	31.4%	2,869	827	35.4%	28.0%	6,066	442	500

Visa Inc.	1,928	22.8%	19.8%	842	16.0%	15.3%	21,426	1,086	28.6%	23.5%	8,801	640	796

	For the 12 Months Ended December 31, 2006
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	679	17.3%	16.2%	457	16.7%	16.2%	5,827	222	18.6%	16.2%	1,421	308	381
Canada	148	17.1%	12.0%	132	16.6%	11.5%	1,278	16	21.5%	16.0%	36	22	30
CEMEA	271	41.2%	41.5%	43	31.5%	34.7%	605	228	43.1%	42.8%	1,657	104	112
LAC	378	24.8%	19.2%	110	32.7%	26.4%	3,233	268	21.9%	16.5%	2,550	241	262
US	1,753	12.5%	12.5%	1,385	12.8%	12.8%	24,626	368	11.3%	11.3%	2,803	402	600

Visa Inc.	3,228	17.1%	16.1%	2,126	15.1%	14.5%	35,569	1,102	21.1%	19.1%	8,468	1,077	1,384

Visa Credit Programs
US	877	10.0%	10.0%	742	10.2%	10.2%	8,405	135	9.0%	9.0%	129	240	345
Rest of World	781	16.4%	14.6%	658	17.9%	16.1%	8,702	123	8.9%	7.2%	394	314	363

Visa Inc.	1,658	12.9%	12.2%	1,400	13.7%	13.0%	17,107	258	8.9%	8.1%	523	554	709

Visa Debit Programs
US	876	15.1%	15.1%	642	16.0%	16.0%	16,221	233	12.7%	12.7%	2,674	162	255
Rest of World	695	31.4%	27.3%	84	34.8%	30.8%	2,240	611	31.0%	26.8%	5,270	361	421

Visa Inc.	1,570	21.8%	20.4%	726	17.9%	17.7%	18,462	844	25.3%	22.8%	7,945	523	676

	For the 12 Months Ended December 31, 2005
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	579	21.3%	15.9%	391	19.8%	14.2%	4,713	188	24.7%	19.6%	1,190	266	328
Canada	126	21.3%	10.8%	113	21.2%	10.8%	1,176	13	21.7%	11.0%	36	21	27
CEMEA	192	17.3%	9.0%	33	15.7%	7.0%	432	159	17.6%	9.4%	1,234	75	83
LAC	303	34.4%	21.4%	83	42.6%	29.4%	2,625	220	31.5%	18.6%	2,343	194	214
US	1,558	16.1%	16.1%	1,227	17.5%	17.5%	21,749	331	11.0%	11.0%	2,588	373	584

Visa Inc.	2,757	19.3%	15.9%	1,847	19.1%	16.6%	30,695	911	19.5%	14.4%	7,392	929	1,236

Visa Credit Programs
US	797	10.6%	10.6%	674	10.5%	10.5%	7,757	123	10.8%	10.8%	126	228	327
Rest of World	671	18.4%	11.5%	558	21.0%	14.0%	7,254	113	7.3%	0.4%	339	264	304

Visa Inc.	1,468	14.0%	11.0%	1,231	15.0%	12.1%	15,011	237	9.1%	5.4%	465	492	631

Visa Debit Programs
US	761	22.5%	22.5%	554	27.3%	27.3%	13,992	207	11.2%	11.2%	2,462	144	257
Rest of World	529	31.0%	21.1%	62	37.5%	25.9%	1,692	467	30.2%	20.5%	4,465	293	348

Visa Inc.	1,289	25.8%	21.9%	616	28.3%	27.1%	15,684	674	23.7%	17.7%	6,927	437	605

Operational Performance Data	June 30, 2008

Footnote

The preceding tables present Payments Volume, Cash Volume, Total Volume, the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior periods are provided for volume-based data.

Payments Volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and Cash Volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total Volume represents Payments Volume plus Cash Volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is reported quarterly by Visa’s members on their operating certificates and is subject to verification by Visa. On occasion, members may update previously submitted information.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. Rest of World includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports period-over-period growth in Total Volume, Payments Volume and Cash Volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data	June 30, 2008

2. Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks.

Period	Processed Transactions (millions)	Year-over-Year Growth
3 Months Ended
Sep 30, 2008	9,590	11%
Jun 30, 2008	9,473	13%
Mar 31, 2008	8,800	15%
Dec 31, 2007	9,094	13%
Sep 30, 2007	8,645	12%
Jun 30, 2007	8,411	13%
Mar 31, 2007	7,645	12%
Dec 31, 2006	8,018	11%
Sep 30, 2006	7,722	NA
Jun 30, 2006	7,441	NA
Mar 31, 2006	6,828	NA
Dec 31, 2005	7,212	NA

12 Months Ended
Sep 30, 2008	36,956	13%
Sep 30, 2007	32,720	12%
Sep 30, 2006	29,202	NA